UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2008

FAVRILLE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

10445 PACIFIC CENTER COURT
SAN DIEGO, CALIFORNIA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 526-8000

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On June 30, 2008, Favrille, Inc. (the “Company”) entered into agreements with General Electric Capital Corporation (“GE Capital”) and Oxford Finance Corporation (“Oxford” and, together with GE Capital, “Lenders”) (the “Agreements”). The Agreements were pursuant to the Master Security Agreement, dated December 30, 2005 between GE Capital and the Company, and the Master Security Agreement dated July 26, 2004 between Oxford and the Company, each as amended on May 19, 2008 and certain promissory notes related thereto (collectively, the “Loan Agreements”).Under terms of the Agreements, the Company reimbursed the Lenders an additional $47,000 of transaction costs. The Lenders have agreed to release the general lien on the Company’s assets.

The above descriptions of the Agreements are qualified in their entirety by reference to the terms of the Agreements which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release of the Registrant dated July 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ Tamara A. Seymour
Date: July 7, 2008		Tamara A. Seymour
Chief Financial Officer

INDEX TO EXHIBITS

99.1         Press Release of the Registrant dated July 7, 2008